RENEWAL, EXTENSION AND MODIFICATION OF

PROMISSORY NOTE

WHEREAS, on November 29, 2001, Lynn Management, LLC executed that certain Promissory Note in the original principal amount of $12,500.00, payable to Mentor Promotions, Inc. As of July 1, 2004, the Promissory Note is in default in the amount of $10,000.00.

WHEREAS, in consideration of the payment of $6,000.00 (being $5,000 payment on principal and $1,000.00 payment on the accrued interest), Mentor Promotions, Inc. hereby renews, extends and modifies the original Promissory Note under the following terms:

Date of renewal, extension and modification:

July 1, 2004

Maker:

Lynn Management, LLC

Maker's Mailing Address:

8140 Walnut Hill Lane, Suite 700

Dallas, Texas  75231

Payee:

Mentor Promotions, Inc.

Place for Payment:

5114 Dowell Circle

Rockwall, Texas 75032

Principal Amount:

$5,000.00

Annual Interest Rate on

Unpaid Principal from Date:

8%

Annual Interest Rate on

Matured, Unpaid Amounts:

18%

Terms of Payment

(Principal and Interest):

$5,000.00 of the Principal Amount is due on or before March 31, 2005

Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the Principal Amount plus all accrued interest.  All unpaid amounts shall be due by the final scheduled payment date.

On default in the payment of this Note, the unpaid principal balance shall become immediately due at the election of Payee.  Maker and each surety, endorser, and guarantor waive all demands for payment, presentation for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest.  In the event of default in the payment of this Note, the holder hereof may, at any time following default, exercise any of its rights and remedies, including, but not limited to, its rights to retain and/or sell any collateral pursuant to the terms of any security instrument relating to this Note.

RENEWAL, EXTENSION AND MODIFICATION OF PROMISSORY NOTE -- Page 1

If this Note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceedings, Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due.

Maker may prepay all or part of the Principal Amount at any time without notice or penalty.

When the context requires, singular nouns and pronouns include the plural.

This Note shall be governed by and construed in accordance with the laws of the State of Texas.

All notices given or required by this Note shall be hand delivered or sent by United States Mail, certified, return receipt requested, postage prepaid, addressed to Maker or Payee, as applicable, at the addresses set forth above, or at such other address, as the parties give notice as herein provided.  All notices given other than by hand delivery shall be deemed effective three (3) days after deposit in the United States Mail, as aforesaid.  All notices given by hand delivery shall be effective when received by the addressee named therein.

It is the intention of the parties that the terms of this note be in accordance with the usury laws of the State of Texas.  However, in the event that such terms should be considered to be usury, the terms and  consideration shall automatically be reduced to an amount that will not be violative of applicable usury laws.

Notwithstanding the promise to pay contained herein and notwithstanding any of the other provisions of this Note or any other instrument evidencing or securing the payment of this Note, Maker and its successors and assigns shall have no personal, corporate, or partnership liability (except to the extent of Maker's interest in the stock described above securing this Note) for the indebtedness and obligations of Maker under this Note or any other instrument securing this Note or the loan evidenced hereby or for the accrued and unpaid interest on this Note, and the sole right and remedy of the holder hereof for nonpayment of any sum or nonperformance of any provision hereunder or under any other instrument evidencing or securing the payment of this Note shall be the right to foreclose on Maker=s interest in the stock described above, without the right to a deficiency or personal judgment against Maker and its successors and assigns, and neither Payee nor any subsequent holder of this Note shall seek by complaint, judgment, or otherwise to obtain or recover any deficiency or any other amount due under this Note, nor shall any judgment rendered on this Note or any instrument securing this Note be executed against or be a lien upon any real or personal property of Maker other than the stock securing this Note.

EXECUTED to be effective as of July 1, 2004.

MAKER:

Lynn Management, LLC

By:________________________________

   Shirley Reynolds, President

RENEWAL, EXTENSION AND MODIFICATION OF PROMISSORY NOTE -- Page 2